Exhibit 99.1

Contact:

Karen L. Howard
Vice President - Finance and Chief Financial Officer
Columbus McKinnon Corporation
716-689-5550
karen.howard@cmworks.com

Columbus McKinnon Announces New Global Organization Structure

•	Realigns manufacturing and sales operations to support global growth objectives

AMHERST, N.Y., December 22, 2008 – Columbus McKinnon Corporation (NASDAQ: CMCO), a leading designer, manufacturer and marketer of material handling products, announced today that it is making organizational changes to further its strategic goal of being a global leader in the material handling industry.  Timothy T. Tevens, President and CEO of Columbus McKinnon, commented, “We have made excellent progress over the last few years in our efforts to expand our global presence in the material handling industry.  These organizational changes strengthen the alignment of our operations to achieve our strategic vision, accelerate our decision-making processes, recognize the development of our leadership team and help to capture the synergies from our recent acquisition.”  The restructuring will be effective January 5, 2009.

To support the integration of Germany-based Pfaff-silberblau, capitalize on the leadership gained in the global actuator business through the acquisition as well as to capture greater synergies, the US-based Duff Norton division, which designs and manufactures industrial components including mechanical and electromechanical actuators, will now report to Wolfgang Wegener, Vice President and Managing Director - CMCO Europe.

The new organizational structure also includes additional responsibilities for Gene Buer, Executive Director - Hoist Products and Charles Giesige, Executive Director - Rigging Products. Gene Buer will now have responsibility for hoist products in all the Americas. The Columbus McKinnon crane business, CES, will now report to Mr. Giesige to create more focus on lifting systems. Messrs. Buer and Giesige will report directly to Mr. Tevens.

Global supply chain management for the entire organization will be brought under Joseph Owen’s leadership in the newly created position of Vice President – Supply Chain Management. As part of this realignment, Corporate Quality will also report to Mr. Owen.

With these organizational changes, the Chief Operating Officer position will be eliminated.  Derwin Gilbreath, who joined Columbus McKinnon in February 2005 as COO, in what was then a newly-created position, is helping to manage the transition and will be leaving the Company in January.  Mr. Tevens noted, “Derwin has been instrumental in our efforts to reduce our cost structure, improve our speed to market, and shorten lead times.  He has developed his managers to be able to take on greater challenges which enabled this globally-oriented organization structure.  We wish him all the best in his future endeavors.”

About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of material handling products, systems and services, which efficiently and ergonomically move, lift position or secure materials.  Key products include hoists, cranes, chain and forged attachments.  The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how.  Columbus McKinnon routinely posts news and other important information on its web site at http://www.cmworks.com, where other comprehensive information on the Company is available as well.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements concerning future revenue and earnings, and involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including changes in accounting regulations and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company assumes no obligation to update the forward-looking information contained in this release.

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